Exhibit 1.2

                      RECKSON OPERATING PARTNERSHIP, L.P.
                       (a Delaware limited partnership)


                                Debt Securities


                                TERMS AGREEMENT


                                                                 June 11, 2002

To:        Reckson Operating Partnership, L.P.
           c/o Reckson Associates Realty Corp.
           225 Broadhollow Road
           Melville, New York  11747

Ladies and Gentlemen:

         We understand that Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") proposes to issue and sell $50,000,000 aggregate principal amount of the Operating Partnership's 6.00% Notes due 2007 (the "Notes"). Subject to the terms and conditions set forth or incorporated by reference herein, First Union Securities, Inc. offers to purchase 100% of the aggregate principal amount of the Notes at the purchase price set forth below, to the extent any are purchased.

         The Underwritten Securities shall have the following terms:
Title:                                      6.00% Notes due 2007

Rank: The Notes will be unsecured obligations and will rank equally with each other and with all of our other unsecured senior indebtedness, except that the
                                            Notes will be effectively
                                            subordinated to all of our secured
                                            debt and to all liabilities of our
                                            subsidiaries.

Ratings                                     Baa3 by Moody's Investors Service
                                            BBB- by Standard & Poor's

Aggregate Principal Amount:                 $50,000,000

Aggregate Principal Amount of Option
Underwritten Securities:                    N/A


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Initial public offering price:              99.465% of the principal amount,
                                            plus accrued interest or amortized
                                            original issue discount amount, if
                                            any, from the date of issuance.

Purchase price:                             98.865% of the principal amount,
                                            plus accrued interest or amortized
                                            original issue discount amount, if
                                            any, from the date of issuance
                                            (payable in same day funds).

Interest rate:                              The interest rate for the Notes is
                                            6.00%.

Interest Payment Dates:                     Interest on the Notes is payable
                                            semi-annually in arrears on June
                                            15 and December 15 of each year,
                                            commencing December 15, 2002.

Maturity Dates:                             The Notes will mature on June 15,
                                            2007.

Redemption provisions:                      The Notes are redeemable at any
                                            time at the option of the
                                            Operating Partnership, in whole or
                                            in part, at a redemption price
                                            equal to the sum of (i) the
                                            principal amount of the Notes
                                            being redeemed, (ii) unpaid
                                            interest accrued thereon to the
                                            redemption date and (iii) the
                                            Make-Whole Amount, if any, with
                                            respect to such Notes.


Sinking Fund requirements:                  N/A

Conversion provisions:                      N/A

Other terms and conditions:                 The Notes shall be in the form of
                                            Exhibit A attached hereto.

                                            The Operating Partnership shall be
                                            responsible for up to $40,000 of
                                            certain expenses of the
                                            Underwriter.

Closing date and location:                  June 17, 2002 at the offices of
                                            Sidley Austin Brown & Wood LLP,
                                            875 Third Avenue, New York, New
                                            York 10022.

         All of the provisions contained in the document attached as Annex I hereto entitled "RECKSON OPERATING PARTNERSHIP, L.P. -- Debt Securities -- UNDERWRITING AGREEMENT" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than 4:30 p.m. (New York City time) on June 11, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours,

                             FIRST UNION SECURITIES, INC.


                             By:      /s/ William Ingram
                                     ----------------------------------
                                      Name:    William Ingram
                                      Title:   Managing Director






RECKSON OPERATING PARTNERSHIP, L.P.

By:      RECKSON ASSOCIATES REALTY CORP.,
         its General Partner


By:      /s/ Jason Barnett
         ----------------------------------
         Name:  /s/ Jason Barnett
         Title:  EVP